UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 29, 2010

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	001-04795 (Commission File Number)	Not applicable (I.R.S. Employer Identification No.)

The Boyle Building, 2nd Floor
31 Queen Street
Hamilton, Bermuda HM 11
(Address of principal executive offices, including zip code)

(441) 296-8560
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the Securities Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the Securities Act (17 CFR 240.13e-2(c))

Item 8.01.                      Other Events

The Registrant updates and revises the disclosure contained in Item 11 of its Form 10-K (as amended) for the year ended December 31, 2009 as follows:

Item 11.                      Executive Compensation.

Compensation Discussion and Analysis

Compensation Committee. As described above, in Corporate Governance – Committees of the Board of Directors, the Company has a compensation committee (the “Committee”) that currently consists of Messrs. Geneen (Chairman), Groot and Mueller.  The Committee operates pursuant to a written charter reviewed annually by the Committee and that is available on our website, www.asih.bm.  The Board of Directors has determined that the members of the Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code) and “independent directors” (within the standards set forth by the New York Stock Exchange).  In addition, no Committee member is a current or former employee of the Company or any of its subsidiaries.  Generally, the Committee is responsible for reviewing and recommending to the Board of Directors matters regarding executive compensation.  The Committee generally meets quarterly, and on an as-needed basis.

General Philosophy. We compensate our senior management through a combination of base salary, bonus and equity compensation that we design to be competitive with comparable employers and to align our management’s incentives with the long-term interests of our shareholders.  The purpose of our compensation program generally is to develop and implement a fair, consistent and competitive program, which will attract, motivate and retain highly qualified talent.  The Committee views the compensation program as a management tool that, through the setting of goals and objectives, encourages management to achieve or exceed the Company’s business objectives. In making compensation decisions, we establish target overall cash compensation and then allocate that compensation between base salary and bonus.  We then determine what level, if any, of equity compensation is appropriate.  At the senior management level, we design incentive compensation as an aid to retention of key employees and to reward company-wide performance by tying awards to the achievement of goals and objectives which relate to (i) our performance in such areas as growth and return on equity, (ii) individual performance and (iii) business unit performance, as discussed below under Annual Cash Bonuses and Equity Compensation.  The compensation for each of our named executive officers (“NEOs”) consists of a base salary, an annual bonus, stock options, restricted stock awards and other benefits and perquisites.

Our management incentive plans are designed to be self-funding and provide participant target incentive awards that increase or decrease based on individual and Company performance results.  Incentive compensation will become a larger portion of an executive’s total direct compensation as he or she assumes significant responsibilities and has a significant impact on the financial or operational success of the Company.

Committee Process.  The Committee designs, evaluates and approves our executive compensation plans, policies and programs.  The Committee annually reviews and evaluates the goals and objectives relevant to the compensation of our NEOs and annually evaluates the performance of our Chief Executive Officer in light of those goals and objectives.  In addition, the Committee reviews and approves compensation levels and compensation awards for our other NEOs recommended by the Chief Executive Officer, who reviews individual and corporate performance for the other NEOs and makes recommendations to the Committee. These recommendations are generally approved.  In all cases, however, the Committee is an active participant in establishing the goals for bonuses.

The Committee also administers our equity-based compensation plan, although it has delegated to our Chief Executive Officer the authority to make limited awards to newly-hired executives and other key employees as necessary or appropriate to attract and retain highly qualified individuals to the Company.  The Committee is authorized to retain experts, consultants and other advisors to aid in the discharge of its duties.  The Committee reports regularly to the Board of Directors on matters relating to the Committee’s responsibilities, and it is common for all of our non-employee directors to attend Committee meetings.  The Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties.

Targeted Overall Compensation for 2009. The goal of our comprehensive compensation program is to fairly compensate our executives in a manner to be competitive with comparable employers and to align our executives’ incentives with the short term operational and financial success of the Company and the long-term interests of our stockholders.  Our compensation programs are designed to support management’s goal of hiring, retaining and rewarding qualified executives who embrace the Company’s mission of providing innovative insurance solutions for specialty risks in underserved markets and who are committed to providing continuing value to our stockholders. All of our compensation programs are strategy-focused, competitive and, where appropriate, may include supplemental and perquisite programs.

Base compensation generally is established at a level competitive with a defined peer group generally at least at the 50th percentile of peer data. Total direct compensation will be targeted at up to the 75th percentile when performance goals are achieved. The peer data for 2009 was prepared by Lockton Companies LLC and included information with respect to the following companies: American Physicians Capital Inc.; American Physicians Service Group, Inc.; Amerisafe Inc.; Amtrust Financial Services, Inc.; Baldwin & Lyons Inc.; Donegal Group Inc.; Eastern Insurance Holdings; Employers Holdings; First Mercury Financial Corp; FPIC Insurance Group Inc.; Hallmark Financial Services Inc.; Meadowbrook Insurance Group Inc.; Mercer Insurance Group Inc.; National Interstate Corp.; NYMagic Inc.; PMA Capital Corp.; Seabright Insurance Holdings Inc.; Specialty Underwriters Alliance, Inc.; Tower Group, Inc.; and United America Indemnity, Ltd.  While the Company is not aware of any company that is identical in structure, size, lines of business and US and Bermuda operations, each of the companies included in the peer group is a small to mid-cap sized specialty insurer or reinsurer that has characteristics that Lockton and the Company believe qualify them to be appropriate points of comparison.  The goal of our compensation program is to fairly compensate our executives in a manner to be competitive with comparable employers and to align our executive’s incentives with the short-term operational and financial success of the Company and the long-term interests of the Company and its shareholders.

Where appropriate, executives will be selected to participate in the Company’s supplemental or perquisite programs, depending upon comparable data, retention value of the executive and cost to the Company.

Our Chief Executive Officer, Chief Financial Officer and the three other executive officers of the Company who received a combined salary and bonus in excess of $100,000 during 2009 (our “NEOs”) are Stephen R. Crim, Joseph D. Scollo, Jr., Mark W. Haushill, Randolph Hutto and Guy Cloutier.

With respect to Stephen R. Crim, our President and Chief Executive Officer, we considered Mr. Crim’s responsibilities and his contributions to the Company’s operating results during his tenure in establishing his targeted overall compensation for 2009.  Management retained Lockton Companies, LLC to perform a survey of compensation levels at our peer companies, the results of which were taken into account in setting compensation levels.  The Committee did not perform a formal survey of those peer or similar company levels nor did the Committee retain a separate compensation consultant to advise us with respect to compensation levels for 2009. Rather we subjectively assessed the appropriate areas of compensation levels.  We followed a similar process when establishing targeted compensation for our other NEOs, Joseph D. Scollo, Jr., our Executive Vice President and Chief Operating Officer, Mark W. Haushill, our Chief Financial Officer, Randolph L. Hutto, our General Counsel and Secretary, and Guy Cloutier, Senior Vice President and head of our reinsurance subsidiary.  The Chief Executive Officer reviews the other NEO’s performance and makes compensation recommendations to the Committee, which are reviewed by the Committee in light of the overall compensation and Company performance.

The Company’s bonus plan as it relates to each named executive officer (NEO) has both corporate and personal performance goals established on an annual basis.  Pursuant to the plan, bonuses for NEO’s are based 80% on the achievement of the corporate goals and 20% on the achievement of the particular NEO’s personal goals. The Board of Directors sets the corporate goals based on the budget.   Mr. Crim, the CEO, works directly with the Compensation Committee and the other NEOs to formulate and approve their respective personal goals at the beginning of the year and the Compensation Committee formulates and approves Mr. Crim’s personal goals.  At the end of the year, Mr. Crim assesses the achievement of these goals with respect to the other NEOs and the Compensation Committee assesses the achievement of these goals with respect to Mr. Crim.

The goals are intended to reflect the attainment of targets that are primarily designed to further the objectives of the Company’s strategic plan, which is updated each year.  For 2009 (the year covered by the 2010 proxy statement), the Board based 100% of the corporate component of the bonus plan on the achievement of a return on equity target of 9% and net income of $22.4 million (the “2009 Annual Objective”).

Mr. Crim and Mr. Scollo, as CEO and COO, respectively, also had two personal goals based on corporate performance.  These goals were to reduce the Company’s expense ratio as compared to 2008 by 2 percentage points and to increase underwriting profitability, measured by a reduction in the loss ratio of 1.5 percentage points.  Mr. Cloutier, who has specific business unit oversight with respect to the Company’s Bermuda operations, focused primarily on achieving the 2009 Annual Objective by pursuing achievement of the targeted earnings of $900,000 for the assumed reinsurance division of business and reducing expenses with respect to his business unit.  Mr. Haushill, as CFO, primarily focused on achieving the 2009 Annual Objective through developing and implementing a talent management process for the financial organization and developing a strategy for capital deployment and acquisition.  Mr. Hutto, as the Company’s General Counsel, focused primarily on ensuring that the legal department provided outstanding legal services to the Company, monitoring regulatory compliance, and assessing the impact of potential tax legislation.

For the year ended December 31, 2009, the Company achieved a return on equity of 10.8% and had net earnings of $24.3 million, exceeding the 2009 Annual Objective.  As a result, 80% of the targeted bonus was achieved for all NEO’s.  For the year ended December 31, 2009, the Company’s expense ratio was 41.5%, compared to 42.9% for the year ended December 31, 2008, an improvement of 1.4 percentage points, and the Company’s loss ratio was 57.9% compared to 63.1% for the prior year, an improvement of 5.2 percentage points.  The Compensation Committee reviewed and assessed Mr. Crim’s achievement of his personal goals and Mr. Crim’s evaluation of Mr. Scollo’s achievement of his personal goals and determined that the goals had been achieved so that the 20% of targeted bonus based on achievement of their personal goals was also met.  While the targeted reduction in expense ratio was not achieved fully (reduction of 1.4 percentage points versus a target of 1.5), the Committee took into account that if a receivable write-off of $1.5 million, which the Committee considered to be an anomaly, were eliminated, the target would have been exceeded.  Mr. Crim reviewed and assessed the achievement by the other NEOs of their respective personal goals.  Payment of bonuses at the level recommended by Mr. Crim based upon achievement of the 2009 Annual Objective (80% of target) and Mr. Crim’s assessment of achievement of the NEO’s personal goals (20% of target) was approved by the Compensation Committee. As discussed below under 2009 Long-Term Incentive Plan, the target incentive compensation for 2009 was equal to a cash bonus equal to 40% of salary and an equity component equal to specified percentages of salary depending upon the specific NEO.

Base Salaries.  The base salaries for our NEOs, Messrs. Crim, Scollo, Hutto and Tepe (Mr. Tepe resigned from the Company in March 2009) during the year ended December 31, 2009 include increases over previous period contractually established salaries based on Company performance and achievement of individual goals and objectives.  The base salary for Mr. Haushill was established by contract when he joined the Company in September 2009.  In the case of Mr. Cloutier, base salary was established by considering his performance and contribution to the Company and his business responsibilities.  These amounts reflect levels that we concluded were appropriate based on our general experience and considering compensation levels at our peer companies.  Our base salaries are intended to be competitive with base salaries paid by other similar insurance companies to executives with similar qualifications, experience and responsibilities, although we do not follow a formal practice in this regard.  The Committee periodically discusses salary recommendations with the Chief Executive Officer with regard to other Company executive officers.  These salary recommendations are generally based on an evaluation of the individual’s performance in the position held, the Company’s operating results, and the individual’s contribution to the Company’s operating results.

The compensation of our Chief Executive Officer, Stephen R. Crim, Executive Vice President and Chief Operating Officer, Joseph D. Scollo, Jr., Chief Financial Officer, Mark W. Haushill, General Counsel, Randolph L. Hutto, and former Chief Financial Officer, William C. Tepe, are governed primarily by employment agreements, the material terms of which are more specifically described below under Employment Agreements.  These employment agreements provide for a base salary of $408,233 for Mr. Crim, $345,000 for Mr. Scollo, and $308,850 for Mr. Hutto effective as of August 1, 2007, subject to annual review and adjustment.  Mr. Haushill’s employment agreement, effective as of September 8, 2009, provides for a base salary of $335,000.  Compensation, including base salary and bonus opportunity, for Mr. Cloutier was based on a determination by the Chief Executive Officer, discussed with and approved by the Committee. The base salaries for Messrs. Crim, Scollo, Haushill, Hutto and Cloutier in 2009 were $420,000, $385,163, $335,000, $325,653 and $383,333, respectively. The 2009 base salary for Mr. Tepe, who resigned from the Company March 31, 2009, was $324,450.

2009 Long-Term Incentive Plan.  In 2007, the Committee retained the Lockton Benefits Group to review the Company’s compensation programs.  Based on the results of this review, the Compensation Committee adopted the 2008 Long-Term Incentive Plan (the “LTIP”). Commencing with calendar year 2008, the Committee implemented this comprehensive, long-term incentive compensation program.  The LTIP is administered by our Human Resources Department, with input from the Chief Executive Officer and the Committee.

The LTIP is designed to compensate and retain those executives and key employees that contribute most to driving revenue and profitability.  This philosophy represents a modification from prior year plans, which were more focused on title than revenue and profitability.  Under the LTIP as in effect in 2009, there are 3 groups eligible for stock awards, stock options, or both, in addition to a cash bonus.  All NEOs are in Group 1 and are eligible to receive stock options, restricted stock grants and annual performance-based cash bonus awards.  Restricted stock awards are designed as an aid in retention of personnel and are not directly tied to performance.  Restricted stock vests 25% on each of the first and second anniversaries of the award, with the final 50% vesting on the third anniversary of the award.  The stock options are designed to reward long term performance and vest on the third anniversary of the grant date.

The incentive payouts for 2009 generally applicable to NEOs are based on meeting established targets, expressed as a percentage of the NEO’s base salary, include 40% cash bonus, 25% (35% for the CEO and COO) stock options and 15% (20% for the CEO) restricted stock awards.  The targets are established each year.  The Committee reserves the right to modify the bonus payout terms of the LTIP for select individuals deemed to contribute most to the Company’s financial performance.  Any modifications to the bonus payouts as described above will be at the sole discretion of the Committee based upon recommendations made by the Chief Executive Officer and on the individual’s contributions to the Company’s financial performance.

The cash bonus portion of the LTIP is designed to reward short term performance, and is distributed based on a combination of achieving annual financial targets and established qualitative goals.  For 2009, our financial target was based 100% on profitability, as measured by return on equity. In addition to the financial target, a portion of the bonus is based upon achievement of other personal and qualitative goals established annually.  Our NEOs receive 80% of their cash bonus based on the corporate financial target and 20% of their cash bonus based on meeting certain personal and qualitative goals.

To reward NEOs for achieving optimal results, leverage ratios apply to performance bonus amounts for exceeding or missing financial targets.  The following leverage ratios apply to the cash bonus portion under the LTIP:

% ACHIEVED OF TARGET	LEVERAGE RATIO
120%	150%
110%	120%
100%	100%
90%	50%

The following table provides an overview of the total incentive compensation under the LTIP, consisting of cash bonus, stock options and restricted stock awards, which participants may receive depending on the level of achievement of established targets.  For example, if 100% of the target is reached, NEOs would receive a cash bonus of 40% of salary, stock options equal to 25% of salary, and a restricted stock award equal to 15% of salary, for total incentive compensation under the LTIP for that year of 80% of salary (with some difference in the compensation mix for the CEO and COO as discussed above):

TARGET BONUS	BONUS AT 110% OF TARGET	BONUS AT 120% OF TARGET	BONUS AT 90% OF TARGET
80%	93%	112.5%	47.5%

Note that the information in the table above represents the total incentive compensation, including cash, restricted stock and stock options, and is expressed as a % of the NEO’s base salary.

Annual Cash Bonuses.  For 2009, each NEO was eligible for an annual cash bonus under the LTIP.  Cash bonus awards to our NEOs under the LTIP are based on the achievement of goals and objectives established by the Committee which relate to (i) our performance in such areas as premium growth and return on equity and (ii) individual performance. As management responsibility increases, the bonus potential increases and goals and objectives are more heavily weighted toward overall Company performance.  The goals and objectives were established by the Committee in January 2009 and consisted primarily of targets for premium growth, profitability, return on equity, strategic planning and operational efficiency.  The Committee established goals and objectives for 2010 in January 2010.  These goals and objectives for 2010 are similar to those established for 2009, with components for return on equity, profitability, strategic planning, and realization of certain operational efficiencies.

For the year ended December 31, 2009, Messrs. Crim, Scollo, Hutto, and Cloutier received cash bonuses of $168,000.00, $155,195.25, $98,295.37 and $135,000.00, respectively. Mr. Haushill received a cash bonus of $55,275.00, which is a prorated amount based on his having joined the Company in September 2009.

Equity Compensation.  The Committee believes strongly that equity-based awards are an integral part of total compensation for employees with significant responsibility for our long-term results.  Incentive stock options and nonqualified stock options provide an effective means of delivering incentive compensation and also encourage stock ownership on the part of management.  As part of our compensation program, in 2009 each NEO was eligible for a stock option grant and a restricted stock award pursuant to the LTIP.

All options and restricted stock awards granted under the LTIP are issued under the Company’s 2007 Incentive Stock Plan (the “2007 Plan”) approved by our shareholders in June 2007.  The 2007 Plan is intended to further the interests of the Company and its shareholders by attracting, retaining and motivating officers, employees, consultants and advisors to participate in the long-term development of the Company through stock ownership and is the successor plan to the 1998 Incentive Stock Option Plan (the “1998 Plan”).  The 2007 Plan defines the incentive arrangements for eligible participants and authorizes the granting of incentive stock options, nonqualified options, restricted stock awards and other forms of equity compensation, which may be made subject to the discretion of the Committee and, for annual awards, are generally made in conjunction with the achievement of the goals and objectives detailed in the LTIP as discussed above.  The Committee is authorized to determine the terms and conditions of all option grants, subject to the limitations set forth in the 2007 Plan. In accordance with the terms of the 2007 Plan, the option price per share will not be less than the fair market value of the common shares on the date of grant, the term of any options granted may be no longer than ten years and there may or may not be a vesting period before any recipient may exercise any of those options. The rights of recipients receiving these stock options generally vest equally over three years, beginning with the first anniversary date of grant, although options granted pursuant to the LTIP generally cliff vest on the third anniversary of the grant date.  All options expire ten years from the date of grant, unless sooner exercised.  However, in some instances, particularly with initial option grants to new key employees, the options vest 100% on the fifth anniversary of the grant date. Generally, the vesting of options issued under either the 1998 Plan or the 2007 Plan is accelerated in the event of a change in control of the Company.

With the exception of significant promotions and new hires, we generally make these types of awards at a meeting of the Committee each year following the availability of the financial results for the prior year and prior to March 15.  The 2009 grant awards discussed below were determined at the Committee’s meeting on March 3, 2009, with a grant date of March 11, 2009.  This timing was selected because it enabled us to consider the Company’s prior year performance, the performance of the potential recipients and our expectations for future years.  The Committee’s schedule is determined several months in advance, and the proximity of any awards to earnings announcements or other market events is coincidental.  During the year ended December 31, 2009, 155,576 total options, valued at $1,555,141.60, were granted pursuant to the 2007 Plan (calculated by using fair market value on dates of grant).

Pursuant to their employment agreements, each of Messrs. Crim, Scollo, Haushill and Hutto is eligible to participate in all Company equity plans.  Under the LTIP, all NEOs are eligible to receive awards under the 2007 Plan.  In 2009, Mr. Crim, Mr. Scollo, Mr. Hutto and Mr. Cloutier were granted options valued at $240,595, $215,779, $130,794 and $153,444, respectively, under the 2007 Plan. These grants were made on March 11, 2009 at an exercise price of $9.10 per share and vest on March 11, 2012.  In 2009 pursuant to the LTIP,  Mr. Crim, Mr. Scollo, Mr. Hutto and Mr. Cloutier were granted Restricted Stock Awards valued at $84,000, 56,502, $47,948, and $56,247, respectively, under the 2007 Plan.  Each of these awards vests 25% on the first anniversary of the award, 25% on the second anniversary of the award and 50% on the third anniversary.

Severance Benefits.  We believe that companies should provide reasonable severance benefits to certain of their employees.  With respect to senior management, these severance benefits should reflect the fact that it may be difficult for employees to find comparable employment within a short period of time.  They should also disentangle the Company from the former employee as soon as possible.  We do not have a general severance plan in place but severance benefits for certain of our NEOs are detailed in their respective employment agreements, as detailed in the section entitled “Potential Payments Upon Termination or Change-In-Control.”

Retirement Plans The Company offers its employees a “safe harbor 401(k) plan” (the “401(k) Plan”).  All employees are eligible to participate in the 401(k) Plan.  Participants in the 401(k) Plan may elect to defer up to 92% of their compensation each year in lieu of receiving such amount in cash.  However, a participant’s total deferral each year is subject to dollar limitations that are set by law.  For 2009 the limit was $16,500.  This limit may be increased for cost of living changes.  In addition, participants over age 50 may elect to defer additional amounts, referred to as catch-up contributions, of up to $5,500 in 2009.  In order to maintain the safe harbor status of the 401(k) Plan, the Company contributes the total amount of each participant’s salary deferrals each Plan Year and makes a safe harbor matching contribution equal to 100% of the participant’s salary deferrals that do not exceed 3% of the participant’s compensation and 50% of the amount between 3% and 5% of the compensation.  A participant is always 100% vested in amounts attributable to his or her salary deferrals and in the contributions.

Change in Control.  Each of the 1998 Plan and the 2007 Plan provides for the immediate vesting of all options in the event of a change in control of the Company.  However the Company has no change in control program in place and none of the current employment agreements with senior executives provide for any separate benefits in connection with a change in control, although severance benefits are enhanced in the event of a termination after or in connection with a change-in-control, as discussed in the section entitled “Potential Payments Upon Termination or Change In Control.”

Perquisites and Other Benefits.  The Committee annually reviews the perquisites that senior management receives.  The primary perquisites for senior management are the payment of a monthly car allowance and the payment of annual insurance premiums.  Mr. Cloutier receives a housing allowance as is typical in the Bermuda market.  The Committee believes that these perquisites are modest and appropriate.

Senior management also participates in the Company’s other benefit plans on the same terms as other employees.  These plans include medical and dental insurance and life insurance.

The value of perquisites and other benefits received by our NEOs for 2009 are shown in the Summary Compensation Table under the heading of “All Other Compensation.”

Stock Ownership Guidelines.  The Company does not have established stock ownership guidelines for any of its officers.  The Company believes that its awards under the LTIP sufficiently align the interests of its officers with those of its shareholders.

Employment Agreements.  Stephen R. Crim was employed by the Company as its Chief Executive Officer pursuant to an employment agreement dated March 21, 2005, the term of which commenced on January 1, 2005.  Effective August 1, 2007, Mr. Crim executed a new employment agreement approved by the Committee (the “Crim Agreement”) and superseding the March 21, 2005 agreement.  The Crim Agreement provides for an initial term of three years, with automatic one year extensions unless either party gives notice of non-renewal at least 120 days prior to the expiration of the initial or then current renewal term. The Crim Agreement provides for a base salary for Mr. Crim in 2007 of $420,000, which may be increased pursuant to a merit increase at each annual performance evaluation. In addition, Mr. Crim is eligible to receive an annual cash bonus, in an amount to be determined by the Board of Directors, pursuant to the Company’s LTIP.  Mr. Crim is also eligible to participate in all Company stock option plans, including the 2007 Plan.  The Crim Agreement provides for a monthly automobile allowance of $1,000, up to $25,000 per year in reimbursement of the premium cost of a universal life insurance policy or other mutually agreeable similar instrument on Mr. Crim’s life and reimbursement of the premium cost of a supplemental long-term disability policy.  The Crim Agreement further provides that Mr. Crim will be entitled to the same perquisites and fringe benefits on a basis no less favorable than any other senior executive of the Company.

Joseph D. Scollo, Jr. was employed by the Company as its Executive Vice President and Chief Operating Officer pursuant to an employment agreement dated March 21, 2005, as subsequently amended on January 1, 2006 and January 1, 2007.  Effective August 1, 2007, Mr. Scollo entered into a new employment agreement approved by the Committee (the “Scollo Agreement”) superseding the March 21, 2005 agreement. With the exception of salary and perquisite levels, the Scollo Agreement is identical to the Crim Agreement.  It provides for a 2007 base salary for Mr. Scollo of $345,000, which may be increased pursuant to a merit increase at each annual performance evaluation. The Scollo Agreement provides for a monthly automobile allowance of $750, up to $20,000 per year in reimbursement of the premium cost of a universal life insurance policy or other mutually agreeable similar instrument on Mr. Scollo’s life and reimbursement of the premium cost of a supplemental long-term disability policy.

Mark W. Haushill was employed by the Company as its Chief Financial Officer pursuant to an employment agreement effective as of September 8, 2009.  With the exception of salary and perquisite levels, the Haushill Agreement is identical to the Crim Agreement.  The Haushill Agreement provides for a 2009 base salary of $335,000 per year, which may be increased pursuant to a merit increase at each annual performance evaluation. The Haushill Agreement provides for a monthly automobile allowance of $700, up to $15,000 per year in reimbursement of the premium cost of a universal life insurance policy or other mutually agreeable similar instrument on Mr. Haushill’s life and reimbursement of the premium cost of a supplemental long-term disability policy.

    Randolph L. Hutto was employed by the Company as its Secretary and General Counsel in October 2006.  Effective August 1, 2007, Mr. Hutto entered into an employment agreement approved by the Committee (the “Hutto Agreement”).  With the exception of salary and perquisite levels, the Hutto Agreement is identical to the Crim Agreement.  The Hutto Agreement provides for a 2007 base salary of $308,850 per year, which may be increased pursuant to a merit increase at each annual performance evaluation.  The Hutto Agreement provides for the reimbursement of up to $6,500 of country club dues, up to $15,000 per year in reimbursement of the premium cost of a universal life insurance policy or other mutually agreeable similar instrument on Mr. Hutto’s life and reimbursement of the premium cost of a supplemental long-term disability policy.

William C. Tepe was employed by the Company as its Chief Financial Officer pursuant to an employment agreement dated November 14, 2005.  Effective August 1, 2007, Mr. Tepe entered into a new employment agreement approved by the Committee (the “Tepe Agreement”) superseding the November 14, 2005 agreement.  With the exception of salary and perquisite levels, the Tepe Agreement was identical to the Crim Agreement.  The Tepe Agreement provided for a 2007 base salary of $315,000 per year, which could be increased pursuant to a merit increase at each annual performance evaluation. The Tepe Agreement provided for a monthly automobile allowance of $700 and up to $15,000 per year in reimbursement of the premium cost of a universal life insurance policy or other mutually agreeable similar instrument on Mr. Tepe’s life. Mr. Tepe resigned from the Company effective March 31, 2009.

Under their respective employment agreements, each of Messrs. Crim, Scollo, Haushill and Hutto (the “Executives”) have agreed not to reveal, divulge, or disclose any confidential information and will not use or make use of any confidential information during the employment period plus the longer period of 12 months from termination or the end of each applicable severance period (the “Restricted Period”).  Additionally, the Executives have each further agreed not to transmit or disclose any trade secret or make use of any such trade secret for the benefit of himself or for any other person without the prior written consent of the Company at any time throughout the terms of the employment agreements and after termination of the employment agreements.  The Executives have also agreed not to solicit or induce any protected employees to terminate their employment relationship with the Company or to enter into employment with any other person during the Restricted Period.  Each of the Executives has each agreed not to solicit, divert, take away or attempt to solicit, divert or take away any of the Company’s protected customers with whom they may have had contact on the Company’s behalf during the twelve (12) months immediately preceding the termination without the Company’s prior written consent.  The Executives will not seek or obtain a competitive position in the restricted territory with a competitor during the Restricted Period without the prior written consent of the Company.

Each of the respective employment agreements also provides for certain termination provisions for Messrs. Crim, Scollo, Haushill and Hutto, which are further discussed in the section entitled “Potential Payments Upon Termination or Change In Control.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
Registrant
Date: December 29, 2010	By:	/s/ Stephen R. Crim
Stephen R. Crim
President/CEO